/Letterhead/                  Schvaneveldt & Company
                           Certified Public Acccountant
                            275 East South Temple, #300
                             Salt Lake City, Utah 84111
                                   (801) 521-2392


Exhibit 23.01


Darrell T. Schvaneveldt, C.P.A.


                            Consent of Darrell T. Schvaneveldt
                                   Independent Auditor


I consent to the use, of our report dated March 17, 1999, of the Financial Statements for The Quantum Group, Inc., and Subsidiaries, dated December 31, 1998, included herein and to the reference made to me.

/S/ Schvaneveldt & Company
Salt Lake City, Utah
March 31, 1999